Exhibit 99.1

CoBiz Financial Announces Third Quarter 2012 Results

Reports net income of $6.3 million; 180% increase in EPS

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.6 billion in assets, announced net income of $6.3 million for the third quarter of 2012, as compared to net income of $4.4 million for the third quarter of 2011. Net income available to common shareholders was $0.14 per diluted common share versus $0.05 per diluted common share in the prior-year quarter.

Financial Highlights — Third quarter 2012

•             After preferred dividends, net income available to common shareholders increased $3.7 million, or 195%, to $5.6 million from $1.9 million for the quarter ended September 30, 2011.

•             Outstanding loans increased 2.5% (10.0% annualized) during the quarter, or $44.7 million compared to the prior linked-quarter end.

•             Continued improvement in credit quality led to a $2.5 million negative provision expense in the third quarter of 2012.

Financial Summary

	Quarter ended			3Q12 change vs.
(in thousands, except per share amounts)	3Q12	2Q12	3Q11	2Q12		3Q11
Net interest income before provision	$23,247	$23,624	$23,974	$(377)	(1.6)%	$(727)	(3.0)%
Provision for loan losses	(2,506)	(1,820)	—	(686)	37.7%	(2,506)	(100.0)%
Net interest income after provision	25,753	25,444	23,974	309	1.2%	1,779	7.4%
Total noninterest income	7,237	7,753	6,051	(516)	(6.7)%	1,186	19.6%
Total noninterest expense	23,014	23,850	23,230	(836)	(3.5)%	(216)	(0.9)%
Net income before income taxes	9,976	9,347	6,795	629	6.7%	3,181	46.8%
Provision for income taxes	3,627	3,197	2,352	430	13.5%	1,275	54.2%
Net income	6,349	6,150	4,443	199	3.2%	1,906	42.9%
Preferred stock dividends	(717)	(717)	(2,535)	—	0.0%	1,818	(71.7)%
Net income available to common shareholders	$5,632	$5,433	$1,908	$199	3.7%	$3,724	195.2%

Earnings per diluted common share	$0.14	$0.14	$0.05	$—	0.0%	$0.09	180.0%

KEY RATIOS
Net interest margin	4.00%	4.19%	4.32%
Efficiency ratio	75.28%	74.32%	74.52%
Return on average assets	1.00%	1.00%	0.74%
Return on average shareholders’ equity	10.23%	10.22%	8.50%
Noninterest income as a percentage of operating revenues	23.74%	24.71%	20.15%

“We are very pleased with our third quarter operating results,” said Chairman and CEO Steve Bangert. “We significantly improved the return to our shareholders over the past year, increasing EPS by 180%.

“Bolstering our earnings was a continued improvement in credit quality. In addition, the investments we have made in niche lending areas have begun to pay off.  During the quarter we were able to grow our loan portfolio by 10% annualized, the third consecutive quarter we have experienced double-digit annualized loan growth. Our biggest challenge continues to be the net interest margin, as low interest rates have accelerated investment prepayments and brought the yield on new lending activity to record lows.  As the interest rate environment continues to pressure our net interest margin, we are fortunate to have the loan growth momentum going into the fourth quarter, and are looking forward to seasonally stronger fee income.”

Loans

•                  Loans at September 30, 2012 were $1.8 billion, an increase of $44.7 million and $151.6 million from the linked- and prior-year quarter ends, respectively.

•                  The Commercial & Industrial (C&I) portfolio totaled $663.9 million, or 36.6% of total loans at September 30, 2012. Owner-occupied commercial real estate loans tied to the Company’s C&I portfolio were $425.2 million, or 23.5% of total loans. Overall, 60.1% of total loans at September 30, 2012 related to the Company’s C&I book.

				3Q12 change vs.
(in thousands)	3Q12	2Q12	3Q11	2Q12		3Q11
LOANS
Commercial & industrial	$663,880	$628,327	$587,345	$35,553	5.7%	$76,535	13.0%
Owner occupied real estate	425,217	431,968	425,062	(6,751)	(1.6)%	155	0.0%
Investor real estate	425,607	400,673	357,709	24,934	6.2%	67,898	19.0%
Land acquisition & development	54,220	56,455	67,944	(2,235)	(4.0)%	(13,724)	(20.2)%
Real estate - construction	56,180	65,761	68,442	(9,581)	(14.6)%	(12,262)	(17.9)%
Consumer	137,299	132,510	112,709	4,789	3.6%	24,590	21.8%
Other	49,004	50,994	40,588	(1,990)	(3.9)%	8,416	20.7%
Total loans	$1,811,407	$1,766,688	$1,659,799	$44,719	2.5%	$151,608	9.1%

•                  New credit of $134.8 million was added during the third quarter and advances on existing lines totaled $54.6 million. New and advanced loans were offset by paydowns and maturities of $141.7 million during the third quarter.  In addition, the Company charged-off, excluding recoveries, $3.0 million during the third quarter.

(in thousands)	3Q12	2Q12	1Q12	4Q11	3Q11
Loans - beginning balance	$1,766,688	$1,678,447	$1,637,424	$1,659,799	$1,656,950
New credit extended	134,767	164,414	96,251	93,706	107,904
Credit advanced	54,642	77,683	72,540	59,709	58,371
Paydowns & maturities	(141,705)	(152,017)	(124,456)	(169,778)	(159,991)
Gross loan charge-offs	(2,985)	(1,839)	(3,312)	(6,012)	(3,435)
Loans - ending balance	$1,811,407	$1,766,688	$1,678,447	$1,637,424	$1,659,799

Net change - loans outstanding	$44,719	$88,241	$41,023	$(22,375)	$2,849
Net change, excluding charge-offs	47,704	90,080	44,335	(16,363)	6,284

•                  Gross credit commitments increased by $42.1 million, or 4.3%, on a linked-quarter basis and by $55.1 million from the prior-year quarter.

•                  The aggregate amount drawn on credit lines was relatively flat from the prior linked-quarter end.  As a result, line utilization decreased to 40.4% from 42.0% on a linked-quarter end basis.  Line utilization was 41.6% at September 30, 2011.

Investment Securities

•                  The Company had investment securities available for sale with a carrying value of $592.1 million at September 30, 2012, a $19.8 million decrease from June 30, 2012.

•                  The majority of the decrease was driven by mortgage-backed security prepayments and redemptions of Trust Preferred Securities (TruPS) held in the

Company’s investment portfolio. At September 30, 2012, the Company had $73.9 million in TruPS, a decrease of $12.6 million from the second quarter of 2012.

•                  The unrealized gain on the investment portfolio increased $3.7 million from June 30, 2012, to $18.9 million at September 30, 2012.

Deposits and Customer Repurchase Agreements (Repo)

•                  Deposit and Customer Repo balances at September 30, 2012 were $2.2 billion, an increase of $99.5 million and $161.2 million from the linked- and prior-year quarter ends, respectively.

•                  Noninterest-bearing demand accounts were 40.2% of total deposits at September 30, 2012.

•                  As a result of the Company’s favorable funding mix, the average cost of total deposits for the third quarter of 2012 decreased to 31 basis points, compared to 40 basis points in the prior-year quarter.

				3Q12 change vs.
(in thousands)	3Q12	2Q12	3Q11	2Q12		3Q11
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$813,202	$767,102	$718,689	$46,100	6.0%	$94,513	13.2%
Savings	10,659	10,278	10,251	381	3.7%	408	4.0%
Eurodollar	—	—	104,971	—	0.0%	(104,971)	(100.0)%
Interest-bearing demand	117,915	115,684	—	2,231	1.9%	117,915	100.0%
Certificates of deposits under $100,000	30,574	31,399	36,126	(825)	(2.6)%	(5,552)	(15.4)%
Certificates of deposits $100,000 and over	162,595	166,938	208,965	(4,343)	(2.6)%	(46,370)	(22.2)%
Reciprocal CDARS	90,468	94,336	93,909	(3,868)	(4.1)%	(3,441)	(3.7)%
Total interest-bearing deposits	1,225,413	1,185,737	1,172,911	39,676	3.3%	52,502	4.5%
Noninterest-bearing demand deposits	823,363	761,252	707,606	62,111	8.2%	115,757	16.4%
Customer repurchase agreements	124,836	127,144	131,877	(2,308)	(1.8)%	(7,041)	(5.3)%
Total deposits and customer repurchase agreements	$2,173,612	$2,074,133	$2,012,394	$99,479	4.8%	$161,218	8.0%

Allowance for Loan and Credit Losses and Credit Quality

•                  Nonperforming assets (NPAs) were $34.3 million at September 30, 2012, a decrease of 45.0% from the prior-year quarter. NPAs decreased by $4.3 million, or 11.2% on a linked-quarter basis.

•                  NPAs to total assets decreased to 1.34% at September 30, 2012, from 2.58% at September 30, 2011.

•                  As a result of the improvement in credit quality measures and growth in the loan portfolio, the Allowance for Loan and Credit Losses (Allowance) to Loan ratio decreased to 2.57%.  However, the coverage of Allowance to nonperforming loans increased to 225% from 205% at June 30, 2012.

•                  The Company recognized net charge-offs of $2.2 million in the third quarter of 2012 (all of which had been previously reserved for in a prior period), compared to a net recovery of $0.1 million in the second quarter of 2012.  Net charge-offs were $2.2 million in the prior-year quarter.

•                  Due to the reduction in problem assets, a provision for loan loss reversal of $2.5 million was recorded during the quarter.

(in thousands)	3Q12	2Q12	3Q11
ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$51,101	$52,778	$61,920
Provision for loan losses	(2,506)	(1,820)	—
Net recovery (charge-off)	(2,158)	143	(2,225)
Ending allowance for loan losses	$46,437	$51,101	$59,695

Beginning allowance for credit losses	$35	$35	$61
Provision for credit losses	—	—	—
Ending allowance for credit losses	$35	$35	$61

Total provision for loan and credit losses	$(2,506)	$(1,820)	$—

CREDIT QUALITY
Nonaccrual loans	$19,471	$24,950	$41,365
Loans 90 days or more past due and accruing interest	1,183	—	—
Total nonperforming loans	20,654	24,950	41,365
OREO and repossessed assets	13,619	13,651	20,986
Total nonperforming assets	$34,273	$38,601	$62,351

Performing renegotiated loans	$34,637	$36,010	$659

ASSET QUALITY MEASURES
Nonperforming assets to total assets	1.34%	1.53%	2.58%
Nonperforming loans to total loans	1.14%	1.41%	2.49%
Nonperforming loans and OREO to total loans and OREO	1.88%	2.17%	3.71%
Allowance for loan and credit losses to total loans (excluding loans held for sale)	2.57%	2.89%	3.60%
Allowance for loan and credit losses to nonperforming loans	225.00%	204.95%	144.46%

Shareholders’ Equity

•                  Total shareholders’ equity was $251.0 million at September 30, 2012, an increase of $7.6 million and $51.7 million from the linked- and prior-year quarter ends, respectively.

•                  The year-over-year equity increase is the result of positive earnings, an equity offering executed in the second quarter of 2012 for net proceeds of $11.8 million, and the reversal of a $15.6 million deferred tax asset (DTA) valuation allowance recorded in the fourth quarter of 2011.

•                  Tangible common equity increased to 7.5% of tangible assets at September 30, 2012, from 5.7% at the prior-year quarter end.

•                  The Board of Directors of the Company declared a $0.02 cash dividend on our common stock to be paid on November 5, 2012 to shareholders of record on October 29, 2012.

(in thousands, except per share amounts)	3Q12		2Q12	3Q11
EQUITY MEASURES
Common shareholders’ equity	$193,692		$186,097	$141,982
Total shareholders’ equity	251,030		243,435	199,341

Common shares outstanding at period end	39,729		39,708	37,067

Book value per common share	$4.88		$4.69	$3.83
Tangible book value per common share *	4.80		4.60	3.73

Tangible common equity to tangible assets *	7.45%		7.23%	5.74%
Tangible equity to tangible assets *	9.69%		9.50%	8.12%
Tier 1 capital ratio		**	15.01%	13.21%
Total-risk based capital ratio		**	17.32%	15.68%

* See accompanying reconciliation of non-GAAP measures to GAAP

** Ratios unavailable at the time of release.

Net Interest Income and Margin

•                  Net interest income for the third quarter of 2012 decreased $0.3 million on a tax-equivalent basis from the prior linked-quarter, to $23.8 million.

•                  Net interest margin (NIM) for the third quarter of 2012 contracted by 19 basis points on a linked-quarter basis to 4.00%, and decreased 32 basis points from the prior-year quarter NIM.

•                  Average earning assets of $2.37 billion increased $55.9 million on a linked-quarter basis.

•                  The average net loan portfolio increased $69.7 million, while average cash and investments decreased $13.8 million, both on a linked-quarter basis.

•                  The yield on average earning assets in the third quarter of 2012 decreased 20 basis points to 4.37% from 4.57% in the second quarter of 2012.

•                  The rate paid on average interest-bearing liabilities decreased one basis point on a linked-quarter basis to 0.86%.

Noninterest Income

•                  As a percentage of total operating revenue, noninterest income fell to 23.7% for the third quarter, from 24.7% for the second quarter of 2012, but increased compared to the 20.2% reported in the prior-year quarter.

•                  The linked-quarter decrease in noninterest income for the third quarter of 2012 is primarily attributable to lower revenues from life insurance placement and equity method investments.

	Quarter ended			3Q12 change vs.
(in thousands)	3Q12	2Q12	3Q11	2Q12		3Q11
Noninterest income:
Deposit service charges	$1,218	$1,223	$1,274	$(5)	(0.4)%	$(56)	(4.4)%
Investment advisory and trust income	1,450	1,253	1,291	197	15.7%	159	12.3%
Insurance income	2,971	3,400	2,952	(429)	(12.6)%	19	0.6%
Investment banking income	253	148	205	105	70.9%	48	23.4%
Other income	1,345	1,729	329	(384)	(22.2)%	1,016	308.8%
Total noninterest income	$7,237	$7,753	$6,051	$(516)	(6.7)%	$1,186	19.6%

Operating Expenses

•                  The Company’s efficiency ratio for the third quarter of 2012 was 75.3%, compared to 74.3% for the second quarter of 2012 and 74.5% for the third quarter of 2011.

•                  Salaries and employee benefits were relatively flat on a linked-quarter basis.

•                  The increase in compensation-related expenses over the prior-year quarter is attributed to increased bonus accruals for the Bank and higher medical claims on the Company’s self-insured medical plan.

•                  In the third quarter of 2012, the Company recorded net gains on OREO and other assets of $0.1 million. OREO losses during the current period were $0.2 million, which were offset by a gain realized on a lease termination for a previously announced branch closure in Surprise, Arizona.

	Quarter ended			3Q12 change vs.
(in thousands)	3Q12	2Q12	3Q11	2Q12		3Q11
Noninterest expense:
Salaries and employee benefits	$14,791	$14,746	$14,212	$45	0.3%	$579	4.1%
Stock-based compensation expense	505	516	372	(11)	(2.1)%	133	35.8%
Occupancy expenses, premises and equipment	3,398	3,426	3,358	(28)	(0.8)%	40	1.2%
Amortization of intangibles	292	159	160	133	83.6%	132	82.5%
Other operating expenses	3,963	4,474	4,272	(511)	(11.4)%	(309)	(7.2)%
(Gain) loss on OREO, repossessed assets and other	(102)	1,070	674	(1,172)	(109.5)%	(776)	(115.1)%
(Gain) loss on investment securities	167	(541)	182	708	(130.9)%	(15)	(8.2)%
Total noninterest expense	$23,014	$23,850	$23,230	$(836)	(3.5)%	$(216)	(0.9)%

NM = Not meaningful

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, October 19, 2012, at 9:00 am MDT with Steve Bangert, CoBiz Chairman and CEO. The call can be accessed via the Internet at http://www.videonewswire.com/event.asp?id=89641or by telephone at 877.493.9121, (conference ID #34172135). International callers may dial:  973.582.2750.

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations and reflects the basis on which management internally reviews financial performance and capital adequacy. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.  Please see the accompanying Reconciliation of Non-GAAP Measures to GAAP for additional information.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $2.6 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The Company provides commercial banking services through Colorado Business Bank and Arizona Business Bank; wealth planning and investment management through CoBiz Wealth Management, and trust services through CoBiz Trust; property and casualty insurance brokerage and employee benefits through CoBiz Insurance; investment banking services through Green Manning & Bunch; and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-Looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. Forward-looking statements include statements about future performance and results of operations.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could”, “should” or “may.” Forward-looking statements speak only as of the date they are made. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•                  Our ability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  Our net interest margin may be negatively impacted if we are unable to profitably deploy excess cash into higher yielding loans or investments.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries and implementation of current legislative or regulatory requirements could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

September 30, 2012

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
INCOME STATEMENT DATA
Interest income	$26,449	$27,612	$79,885	$83,980
Interest expense	3,202	3,638	9,711	11,431
NET INTEREST INCOME BEFORE PROVISION	23,247	23,974	70,174	72,549
Provision for loan losses	(2,506)	—	(4,396)	3,622
NET INTEREST INCOME AFTER PROVISION	25,753	23,974	74,570	68,927
Noninterest income	7,237	6,051	23,201	22,873
Noninterest expense	23,014	23,230	71,510	73,934
INCOME BEFORE INCOME TAXES	9,976	6,795	26,261	17,866
Provision for income taxes	3,627	2,352	9,222	6,358
NET INCOME	$6,349	$4,443	$17,039	$11,508

Preferred stock dividends	(717)	(2,535)	(2,151)	(4,430)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$5,632	$1,908	$14,888	$7,078

EARNINGS PER COMMON SHARE
BASIC	$0.14	$0.05	$0.38	$0.19
DILUTED	$0.14	$0.05	$0.38	$0.19

EQUITY MEASURES
Common shares outstanding at period end (in thousands)			39,729	37,067
Book value per common share			$4.88	$3.83
Tangible book value per common share *			$4.80	$3.73
Tangible common equity to tangible assets *			7.45%	5.74%
Tangible equity to tangible assets *			9.69%	8.12%

* See accompanying Non-GAAP reconciliation.

PERIOD END BALANCES
Total Assets			$2,559,954	$2,416,052
Loans			1,811,407	1,659,799
Intangible Assets			3,148	3,558
Deposits			2,048,775	1,880,517
Subordinated Debentures			93,150	93,150
Common Shareholders’ Equity			193,692	141,982
Total Shareholders’ Equity			251,030	199,341
Interest-Earning Assets			2,382,653	2,241,026
Interest-Bearing Liabilities			1,443,399	1,476,323

BALANCE SHEET AVERAGES
Average Assets			$2,477,379	$2,400,618
Average Loans			1,713,940	1,650,171
Average Deposits			1,919,983	1,905,261
Average Subordinated Debentures			93,150	93,150
Average Shareholders’ Equity			237,957	207,248
Average Interest-Earning Assets			2,308,421	2,240,897
Average Interest-Bearing Liabilities			1,464,960	1,453,950

CoBiz Financial Inc.

September 30, 2012

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2012	2011	2012	2011
PROFITABILITY MEASURES
Net Interest Margin	4.00%	4.32%	4.14%	4.38%
Efficiency Ratio	75.28%	74.52%	75.46%	74.17%
Return on Average Assets	1.00%	0.74%	0.92%	0.64%
Return on Average Shareholders’ Equity	10.23%	8.50%	9.56%	7.42%
Noninterest Income as a Percentage of Operating Revenues	23.74%	20.15%	24.85%	23.97%

CREDIT QUALITY
Nonperforming Loans
Nonaccrual Loans			$19,471	$41,365
Loans 90 days or More Past Due and Accruing Interest			1,183	—
Total Nonperforming Loans			$20,654	$41,365
OREO & Repossessed Assets			13,619	20,986
Total Nonperforming Assets			$34,273	$62,351

Performing renegotiated loans			$34,637	$659

Charge-offs			$(8,136)	$(12,734)
Recoveries			3,340	2,915
Net Charge-offs			$(4,796)	$(9,819)

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			1.34%	2.58%
Nonperforming Loans to Total Loans			1.14%	2.49%
Nonperforming Loans and OREO to Total Loans and OREO			1.88%	3.71%
Allowance for Loan and Credit Losses to Total Loans (excluding loans held for sale)			2.57%	3.60%
Allowance for Loan and Credit Losses to Nonperforming Loans			225.00%	144.46%

				Total	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	%
Commercial	$1,484	$1,445	$2,929	$663,880	0.44%
Real estate - mortgage	3,342	8,050	11,392	850,824	1.34%
Land acquisition & development	1,699	3,322	5,021	54,220	9.26%
Real estate - construction	277	370	647	56,180	1.15%
Consumer	216	449	665	137,299	0.48%
Other loans	—	—	—	49,004	0.00%
OREO & repossessed assets	9,004	4,615	13,619	13,619	—
NPAs	$16,022	$18,251	$34,273	$1,825,026	1.88%

Total loans	$1,295,127	$516,280	$1,811,407
Total loans and OREO	1,304,131	520,895	1,825,026
Nonperforming loans to loans	0.54%	2.64%	1.14%
Nonperforming loans and OREO to total loans and OREO	1.23%	3.50%	1.88%

CoBiz Financial Inc.

September 30, 2012

(unaudited)

					Corporate
	Commercial	Investment	Wealth		Support and
(in thousands, except per share amounts)	Banking	Banking	Management	Insurance	Other	Consolidated
Net interest income
Quarter ended September 30, 2012	$24,634	$1	$(10)	$2	$(1,380)	$23,247
Quarter ended June 30, 2012	24,993	1	(13)	1	(1,358)	23,624
Annualized quarterly growth	(5.7)%	.0%	91.6%	396.7%	(6.4)%	(6.3)%

Quarter ended September 30, 2011	$25,642	$1	$(2)	$—	$(1,667)	$23,974
Annual growth	(3.9)%	.0%	(400.0)%	100.0%	17.2%	(3.0)%

Noninterest income
Quarter ended September 30, 2012	$2,495	$253	$2,013	$2,412	$64	$7,237
Quarter ended June 30, 2012	2,965	148	2,134	2,517	(11)	7,753
Annualized quarterly growth	(62.9)%	281.5%	(22.5)%	(16.6)%	NM	(26.4)%

Quarter ended September 30, 2011	$1,653	$205	$2,154	$2,089	$(50)	$6,051
Annual growth	50.9%	23.4%	(6.5)%	15.5%	228.0%	19.6%

Net income
Quarter ended September 30, 2012	$8,114	$(346)	$(213)	$(107)	$(1,099)	$6,349
Quarter ended June 30, 2012	8,837	(455)	(359)	12	(1,885)	6,150
Annualized quarterly growth	(32.5)%	95.0%	161.3%	NM	165.4%	12.8%

Quarter ended September 30, 2011	$8,106	$(456)	$(199)	$(178)	$(2,830)	$4,443
Annual growth	.1%	24.1%	(7.0)%	39.9%	61.2%	42.9%

Earnings per share (diluted)
Quarter ended September 30, 2012	$0.21	$(0.01)	$(0.01)	$—	$(0.05)	$0.14
Quarter ended June 30, 2012	0.23	(0.01)	(0.01)	—	(0.07)	0.14
Annualized quarterly growth	(34.5)%	.0%	.0%	—	113.4%	(.0)%

Quarter ended September 30, 2011	$0.22	$(0.01)	$(0.01)	$—	$(0.15)	$0.05
Annual growth	(4.5)%	.0%	.0%	.0%	66.7%	180.0%

Total loans
At September 30, 2012						$1,811,407
At June 30, 2012						1,766,688
Annualized quarterly growth						10.0%

At September 30, 2011						$1,659,799
Annual growth						9.1%

Total deposits and customer repurchase agreements
At September 30, 2012						$2,173,612
At June 30, 2012						2,074,133
Annualized quarterly growth						19.0%

At September 30, 2011						$2,012,394
Annual growth						8.0%

CoBiz Financial Inc.

September 30, 2012

(unaudited)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2012	2012	2012	2011	2011

COMMERCIAL BANKING
Income Statement
Total interest income	$26,364	$26,759	$26,476	$27,214	$27,797
Total interest expense	1,730	1,766	1,813	1,948	2,155
Net interest income	24,634	24,993	24,663	25,266	25,642
Provision for loan losses	(2,324)	(1,841)	637	727	(2,068)
Net interest income (loss) after provision	26,958	26,834	24,026	24,539	27,710
Noninterest income	2,495	2,965	3,430	2,808	1,653
Noninterest expense	7,261	7,424	9,648	8,616	7,403
Income (loss) before income taxes	22,192	22,375	17,808	18,731	21,960
Provision (benefit) for income taxes	8,374	8,161	6,523	2,812	8,149
Net income (loss) before management fees and overhead allocations	$13,818	$14,214	$11,285	$15,919	$13,811
Management fees and overhead allocations, net of tax	5,704	5,377	4,718	5,916	5,705
Net income	$8,114	$8,837	$6,567	$10,003	$8,106

INVESTMENT BANKING
Income Statement
Total interest income	$1	$1	$3	$2	$1
Total interest expense	—	—	—	—	—
Net interest income	1	1	3	2	1
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	1	1	3	2	1
Noninterest income	253	148	74	5,431	205
Noninterest expense	833	823	871	3,160	868
Income (loss) before income taxes	(579)	(674)	(794)	2,273	(662)
Provision (benefit) for income taxes	(266)	(260)	(303)	870	(253)
Net income (loss) before management fees and overhead allocations	$(313)	$(414)	$(491)	$1,403	$(409)
Management fees and overhead allocations, net of tax	33	41	40	33	47
Net income (loss)	$(346)	$(455)	$(531)	$1,370	$(456)

WEALTH MANAGEMENT
Income Statement
Total interest income	$—	$—	$—	$—	$—
Total interest expense	10	13	8	3	2
Net interest income	(10)	(13)	(8)	(3)	(2)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(10)	(13)	(8)	(3)	(2)
Noninterest income	2,013	2,134	2,261	2,610	2,154
Noninterest expense	2,128	2,459	2,384	2,187	2,191
Income (loss) before income taxes	(125)	(338)	(131)	420	(39)
Provision (benefit) for income taxes	(62)	(140)	(44)	(21)	(4)
Net income (loss) before management fees and overhead allocations	$(63)	$(198)	$(87)	$441	$(35)
Management fees and overhead allocations, net of tax	150	161	165	156	164
Net income (loss)	$(213)	$(359)	$(252)	$285	$(199)

CoBiz Financial Inc.

September 30, 2012

(unaudited)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2012	2012	2012	2011	2011

INSURANCE
Income Statement
Total interest income	$2	$1	$—	$1	$1
Total interest expense	—	—	—	—	1
Net interest income	2	1	—	1	—
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	2	1	—	1	—
Noninterest income	2,412	2,517	2,410	2,194	2,089
Noninterest expense	2,444	2,318	2,328	2,300	2,181
Income (loss) before income taxes	(30)	200	82	(105)	(92)
Provision (benefit) for income taxes	(9)	81	36	(314)	(29)
Net income (loss) before management fees and overhead allocations	$(21)	$119	$46	$209	$(63)
Management fees and overhead allocations, net of tax	86	107	103	80	115
Net income (loss)	$(107)	$12	$(57)	$129	$(178)

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$82	$81	$115	$67	$(187)
Total interest expense	1,462	1,439	1,470	1,481	1,480
Net interest income	(1,380)	(1,358)	(1,355)	(1,414)	(1,667)
Provision for loan losses	(182)	21	(707)	(347)	2,068
Net interest income (loss) after provision	(1,198)	(1,379)	(648)	(1,067)	(3,735)
Noninterest income	64	(11)	36	40	(50)
Noninterest expense	10,348	10,826	9,415	10,350	10,587
Income (loss) before income taxes	(11,482)	(12,216)	(10,027)	(11,377)	(14,372)
Provision (benefit) for income taxes	(4,410)	(4,645)	(3,814)	(15,359)	(5,511)
Net income (loss) before management fees and overhead allocations	$(7,072)	$(7,571)	$(6,213)	$3,982	$(8,861)
Management fees and overhead allocations, net of tax	(5,973)	(5,686)	(5,026)	(6,185)	(6,031)
Net income (loss)	$(1,099)	$(1,885)	$(1,187)	$10,167	$(2,830)

CONSOLIDATED
Income Statement
Total interest income	$26,449	$26,842	$26,594	$27,284	$27,612
Total interest expense	3,202	3,218	3,291	3,432	3,638
Net interest income	23,247	23,624	23,303	23,852	23,974
Provision for loan losses	(2,506)	(1,820)	(70)	380	—
Net interest income (loss) after provision	25,753	25,444	23,373	23,472	23,974
Noninterest income	7,237	7,753	8,211	13,083	6,051
Noninterest expense	23,014	23,850	24,646	26,613	23,230
Income (loss) before income taxes	9,976	9,347	6,938	9,942	6,795
Provision (benefit) for income taxes	3,627	3,197	2,398	(12,012)	2,352
Net income (loss) before management fees and overhead allocations	$6,349	$6,150	$4,540	$21,954	$4,443
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income	$6,349	$6,150	$4,540	$21,954	$4,443

CoBiz Financial Inc.

September 30, 2012

(unaudited)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share amounts)	2012	2012	2012	2011	2011
Interest income	$26,449	$26,842	$26,594	$27,284	$27,612
Interest expense	3,202	3,218	3,291	3,432	3,638
Net interest income before provision	23,247	23,624	23,303	23,852	23,974
Provision for loan losses	(2,506)	(1,820)	(70)	380	—
Net interest income after provision	25,753	25,444	23,373	23,472	23,974
Noninterest income:
Deposit service charges	$1,218	$1,223	$1,245	$1,223	$1,274
Investment advisory and trust income	1,450	1,253	1,231	1,298	1,291
Insurance income	2,971	3,400	3,439	3,501	2,952
Investment banking income	253	148	74	5,431	205
Other income	1,345	1,729	2,222	1,630	329
Total noninterest income	7,237	7,753	8,211	13,083	6,051
Noninterest expense:
Salaries and employee benefits	$14,791	$14,746	$15,573	$17,826	$14,212
Stock-based compensation expense	505	516	489	357	372
Occupancy expenses, premises and equipment	3,398	3,426	3,533	3,576	3,358
Amortization of intangibles	292	159	160	159	160
Other operating expenses	3,963	4,474	4,438	3,940	4,272
Net loss on securities, other assets and OREO	65	529	453	755	856
Total noninterest expense	23,014	23,850	24,646	26,613	23,230
Net income before income taxes	9,976	9,347	6,938	9,942	6,795
Provision (benefit) for income taxes	3,627	3,197	2,398	(12,012)	2,352
Net income	$6,349	$6,150	$4,540	$21,954	$4,443

Preferred stock dividends	(717)	(717)	(717)	(717)	(2,535)
Net income available to common shareholders	$5,632	$5,433	$3,823	$21,237	$1,908

Earnings per common share
Basic	$0.14	$0.14	$0.10	$0.57	$0.05
Diluted	$0.14	$0.14	$0.10	$0.57	$0.05

PROFITABILITY MEASURES
Net interest margin	4.00%	4.19%	4.23%	4.27%	4.32%
Efficiency ratio	75.28%	74.32%	76.77%	70.01%	74.52%
Return on average assets	1.00%	1.00%	0.75%	3.61%	0.74%
Return on average shareholders’ equity	10.23%	10.22%	8.12%	42.89%	8.50%
Noninterest income as a percentage of operating revenues	23.74%	24.71%	26.06%	35.42%	20.15%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	39,729	39,708	39,697	37,090	37,067
Book value per common share	$4.88	$4.69	$4.59	$4.39	$3.83
Tangible book value per common share *	$4.80	$4.60	$4.51	$4.30	$3.73

Tangible common equity to tangible assets *	7.45%	7.23%	7.29%	6.58%	5.74%
Tangible equity to tangible assets *	9.69%	9.50%	9.63%	8.95%	8.12%
Tier 1 capital ratio	**	15.01%	14.93%	13.98%	13.21%
Total risk based capital ratio	**	17.32%	17.28%	16.33%	15.68%

* See accompanying Non-GAAP reconciliation.

** Ratios unavailable at the time of release.

CoBiz Financial Inc.

September 30, 2012

(unaudited)

	At
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2012	2012	2012	2011	2011
PERIOD END BALANCES
Total assets	$2,559,954	$2,530,133	$2,458,289	$2,423,504	$2,416,052
Loans	1,811,407	1,766,688	1,678,447	1,637,424	1,659,799
Intangible assets	3,148	3,439	3,239	3,399	3,558
Deposits	2,048,775	1,946,989	1,903,964	1,918,406	1,880,517
Subordinated debentures	93,150	93,150	93,150	93,150	93,150
Common shareholders’ equity	193,692	186,097	182,291	162,744	141,982
Total shareholders’ equity	251,030	243,435	239,629	220,082	199,341
Interest-earning assets	2,382,653	2,355,707	2,284,829	2,239,700	2,241,026
Interest-bearing liabilities	1,443,399	1,480,256	1,460,302	1,438,691	1,472,311

LOANS
Commercial	$663,880	$628,327	$594,812	$568,962	$587,345
Real estate - mortgage	850,824	832,641	805,694	784,491	782,771
Land acquisition & development	54,220	56,455	58,218	61,977	67,944
Real estate - construction	56,180	65,761	57,422	63,141	68,442
Consumer	137,299	132,510	116,833	116,676	112,709
Other	49,004	50,994	45,468	42,177	40,588
Gross loans	1,811,407	1,766,688	1,678,447	1,637,424	1,659,799
Less allowance for loan losses	(46,437)	(51,101)	(52,778)	(55,629)	(59,695)
Total net loans	$1,764,970	$1,715,587	$1,625,669	$1,581,795	$1,600,104

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$813,202	$767,102	$768,620	$773,826	$718,689
Interest-bearing demand	117,915	115,684	115,377	10,385	—
Savings	10,659	10,278	10,978	10,631	10,251
Eurodollar	—	—	—	97,748	104,971
Certificates of deposits under $100,000	30,574	31,399	32,231	34,575	36,126
Certificates of deposits $100,000 and over	162,595	166,938	165,798	180,790	208,965
Reciprocal CDARS	90,468	94,336	87,978	89,638	93,909
Total interest-bearing deposits	1,225,413	1,185,737	1,180,982	1,197,593	1,172,911
Noninterest-bearing demand deposits	823,363	761,252	722,982	720,813	707,606
Customer repurchase agreements	124,836	127,144	118,499	127,948	131,877
Total deposits and customer repurchase agreements	$2,173,612	$2,074,133	$2,022,463	$2,046,354	$2,012,394

BALANCE SHEET AVERAGES
Average assets	$2,529,999	$2,476,936	$2,424,709	$2,413,877	$2,385,937
Average loans	1,780,352	1,712,917	1,647,846	1,654,437	1,656,737
Average deposits	1,979,267	1,893,456	1,886,707	1,904,601	1,880,859
Average subordinated debentures	93,150	93,150	93,150	93,150	93,150
Average shareholders’ equity	246,783	242,098	224,899	203,064	207,462
Average interest-earning assets	2,365,965	2,310,064	2,248,628	2,246,836	2,230,789
Average interest-bearing liabilities	1,468,194	1,481,794	1,444,649	1,462,576	1,447,242

ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$51,101	$52,778	$55,629	$59,695	$61,920
Provision for loan losses	(2,506)	(1,820)	(70)	380	—
Net recovery (charge-off)	(2,158)	143	(2,781)	(4,446)	(2,225)
Ending allowance for loan losses	$46,437	$51,101	$52,778	$55,629	$59,695

Beginning allowance for credit losses	$35	$35	$35	$61	$61
Provision for credit losses	—	—	—	(26)	—
Ending allowance for credit losses	$35	$35	$35	$35	$61

Total provision for loan and credit losses	$(2,506)	$(1,820)	$(70)	$354	$—

CREDIT QUALITY
Nonperforming Loans
Nonaccrual loans	$19,471	$24,950	$27,941	$27,024	$41,365
Loans 90 days or more past due and accruing interest	1,183	—	—	212	—
Total nonperforming loans	20,654	24,950	27,941	27,236	41,365
OREO and repossessed assets	13,619	13,651	17,224	18,502	20,986
Total nonperforming assets	$34,273	$38,601	$45,165	$45,738	$62,351

Performing renegotiated loans	$34,637	$36,010	$27,184	$20,633	$659

ASSET QUALITY MEASURES
Nonperforming assets to total assets	1.34%	1.53%	1.84%	1.89%	2.58%
Nonperforming loans to total loans	1.14%	1.41%	1.66%	1.66%	2.49%
Nonperforming loans and OREO to total loans and OREO	1.88%	2.17%	2.66%	2.76%	3.71%
Allowance for loan and credit losses to total loans	2.57%	2.89%	3.15%	3.40%	3.60%
Allowance for loan and credit losses to nonperforming loans	225.00%	204.95%	189.02%	204.38%	144.46%

CoBiz Financial Inc.

September 30, 2012

(unaudited)

	For the three months ended,
	September 30, 2012			June 30, 2012			September 30, 2011
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$28,933	$26	0.35%	$21,379	$24	0.44%	$26,980	$27	0.39%
Investment securities	607,696	4,535	2.99%	629,087	5,331	3.39%	610,128	5,413	3.55%
Loans	1,780,352	22,411	4.93%	1,712,917	21,937	5.07%	1,656,737	22,516	5.32%
Allowance for loan losses	(51,016)			(53,319)			(63,056)
Total interest-earning assets	$2,365,965	$26,972	4.37%	$2,310,064	$27,292	4.57%	$2,230,789	$27,956	4.77%

Noninterest-earning assets	164,034			166,872			155,148
Total assets	$2,529,999			$2,476,936			$2,385,937

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$782,546	$924	0.47%	$764,077	$938	0.49%	$726,054	$1,072	0.59%
Interest-bearing demand	121,979	164	0.53%	110,928	137	0.50%	—	—	0.00%
Savings	10,601	3	0.11%	10,386	3	0.12%	10,473	4	0.15%
Eurodollar	—	—	0.00%	—	—	0.00%	97,005	180	0.73%
Certificates of deposit
Reciprocal	91,515	114	0.49%	94,652	115	0.49%	93,158	130	0.55%
Under $100,000	30,838	46	0.59%	31,758	50	0.63%	36,585	79	0.86%
$100,000 and over	165,152	296	0.71%	165,506	308	0.75%	216,096	431	0.79%
Total interest-bearing deposits	$1,202,631	$1,547	0.51%	$1,177,307	$1,551	0.53%	$1,179,371	$1,896	0.64%
Other borrowings
Securities sold under agreements to repurchase	151,222	120	0.31%	125,525	97	0.31%	160,807	216	0.53%
Other short-term borrowings	21,191	17	0.31%	85,812	68	0.31%	13,914	9	0.25%
Long-term debt	93,150	1,518	6.38%	93,150	1,502	6.38%	93,150	1,517	6.37%
Total interest-bearing liabilities	$1,468,194	$3,202	0.86%	$1,481,794	$3,218	0.87%	$1,447,242	$3,638	0.99%
Noninterest-bearing demand accounts	776,636			716,149			701,488
Total deposits and interest-bearing liabilities	2,244,830			2,197,943			2,148,730
Other noninterest-bearing liabilities	38,386			36,895			29,745
Total liabilities	2,283,216			2,234,838			2,178,475
Total equity	246,783			242,098			207,462
Total liabilities and equity	$2,529,999			$2,476,936			$2,385,937
Net interest income - taxable equivalent		$23,770			$24,074			$24,318
Net interest spread			3.51%			3.70%			3.78%
Net interest margin			4.00%			4.19%			4.32%
Ratio of average interest-earning assets to average interest-bearing liabilities	161.15%			155.90%			154.14%

CoBiz Financial Inc.

September 30, 2012

(unaudited)

	For the nine months ended September 30,
	2012			2011
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$23,872	$76	0.42%	$34,350	$102	0.39%
Investment securities	623,865	15,265	3.26%	620,093	17,268	3.71%
Loans	1,713,940	65,884	5.05%	1,650,171	67,469	5.39%
Allowance for loan losses	(53,256)			(63,717)
Total interest earning-assets	$2,308,421	$81,225	4.52%	$2,240,897	$84,839	4.85%

Noninterest-earning assets	168,958			159,721
Total assets	$2,477,379			$2,400,618

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$771,182	$2,850	0.49%	$708,065	$3,359	0.63%
Interest-bearing demand	112,068	457	0.54%	—	—	0.00%
Savings	10,623	9	0.11%	9,906	14	0.19%
Eurodollar	—	—	0.00%	95,964	536	0.74%
Certificates of deposit
Brokered under $100,000	—	—	0.00%	7	—	1.37%
Reciprocal	91,884	342	0.50%	113,202	537	0.63%
Under $100,000	31,980	155	0.65%	38,873	279	0.96%
$100,000 and over	166,020	931	0.75%	225,938	1,555	0.92%
Total interest-bearing deposits	$1,183,757	$4,744	0.54%	$1,191,955	$6,280	0.70%
Other borrowings
Securities sold under agreements to repurchase	135,985	324	0.31%	159,494	632	0.52%
Other short-term borrowings	52,068	121	0.31%	9,351	18	0.25%
Long-term debt	93,150	4,522	6.38%	93,150	4,501	6.37%
Total interest-bearing liabilities	$1,464,960	$9,711	0.88%	$1,453,950	$11,431	1.04%
Noninterest-bearing demand accounts	736,226			713,306
Total deposits and interest-bearing liabilities	2,201,186			2,167,256
Other noninterest-bearing liabilities	38,236			26,114
Total liabilities	2,239,422			2,193,370
Total equity	237,957			207,248
Total liabilities and equity	$2,477,379			$2,400,618
Net interest income - taxable equivalent		$71,514			$73,408
Net interest spread			3.64%			3.81%
Net interest margin			4.14%			4.38%
Ratio of average interest-earning assets to average interest-bearing liabilities	157.58%			154.12%

CoBiz Financial Inc.

September 30, 2012

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these Non-GAAP measures are useful to obtain an understanding of the operating results of the Company’s core business and reflect the basis on which management internally reviews financial performance and capital adequacy. These Non-GAAP measures are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies.

The following table includes Non-GAAP financial measures related to tangible equity, tangible common equity, and tangible assets.  These items have been adjusted to exclude intangible assets and preferred stock.  The table also includes Non-GAAP financial measures related to net income and earnings per share as adjusted for items the Company does not believe are representative of its core earnings.

		At
		September 30,	June 30,	March 31,	December 31,	September 30,
		2012	2012	2012	2011	2011

	Shareholders’ equity as reported - GAAP	$251,030	$243,435	$239,629	$220,082	$199,341
	Intangible assets	(3,148)	(3,439)	(3,239)	(3,399)	(3,558)

A	Tangible equity - Non-GAAP	247,882	239,996	236,390	216,683	195,783
	Preferred stock	(57,338)	(57,338)	(57,338)	(57,338)	(57,359)

B	Tangible common equity - Non-GAAP	$190,544	$182,658	$179,052	$159,345	$138,424

	Total assets as reported - GAAP	$2,559,954	$2,530,133	$2,458,289	$2,423,504	$2,416,052
	Intangible assets	(3,148)	(3,439)	(3,239)	(3,399)	(3,558)

C	Total tangible assets - Non-GAAP	$2,556,806	$2,526,694	$2,455,050	$2,420,105	$2,412,494

D	Common shares outstanding	39,729	39,708	39,697	37,090	37,067

B / C	Tangible common equity to tangible assets - Non-GAAP	7.45%	7.23%	7.29%	6.58%	5.74%
A / C	Tangible equity to tangible assets - Non-GAAP	9.69%	9.50%	9.63%	8.95%	8.12%

B / D	Tangible book value per common share - Non-GAAP	$4.80	$4.60	$4.51	$4.30	$3.73

	Net income available to common shareholders as reported - GAAP	$5,632	$5,433	$3,823	$21,237	$1,908
	Effect of excluding:
E	Deferred tax valuation allowance	—	—	—	(15,596)	—
F	Accretion of preferred stock discount recorded in the quarter of redemption and original issuance costs	—	—	—	—	1,753
	Adjusted net income available to common shareholders- Non-GAAP	$5,632	$5,433	$3,823	$5,641	$3,661

	Earnings per common share - GAAP	$0.14	$0.14	$0.10	$0.57	$0.05
E / D	Effect of deferred tax valuation allowance	—	—	—	(0.42)	—
F / D	Effect of discount accretion and issuance cost exclusion	—	—	—	—	0.05
	Adjusted earnings per common share - Non-GAAP	$0.14	$0.14	$0.10	$0.15	$0.10